SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Bay Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]      No fee required.
[   ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)  Title of each class of securities to which transaction applies:

           2)  Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)  Proposed maximum aggregate value of transaction:

           5)  Total fee paid:

[ ]        Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:

           2)  Form, Schedule or Registration Statement No.:

           3)  Filing Party:

           4)  Date Filed:

                              BAY BANCSHARES, INC.
                             1001 HIGHWAY 146 SOUTH
                              LA PORTE, TEXAS 77571

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY MAY 27, 1998

To the Shareholders of Bay Bancshares, Inc.:

         The 1998 Annual Meeting of Shareholders (the "Meeting") of Bay Bancshares, Inc. (the "Company") will be held at 1001 Highway 146 South, La Porte, Texas, on Wednesday, May 27, 1998, beginning at 1:30 p.m. (local time), for the following purposes:

         1. To elect four directors of Class I to serve on the Board of Directors of the Company until the Company's 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on April 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

         You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                                          By order of the Board of Directors,

                                          /s/ L. D. WRIGHT

                                           L. D. Wright
                                           Chief Executive Officer

La Porte, Texas
April 27, 1998

                             YOUR VOTE IS IMPORTANT.

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                              BAY BANCSHARES, INC.

                             1001 HIGHWAY 146 SOUTH
                              LA PORTE, TEXAS 77571

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 27, 1998

                                 April 27, 1998

                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Bay Bancshares, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 1001 Highway 146 South, La Porte, Texas, on Wednesday, May 27, 1998, beginning at 1:30 p.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 1998 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about April 27, 1998.

PROXIES

        This Proxy Statement is furnished to the shareholders of the Company for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Meeting, and at any and all adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Meeting.

         Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein, and in accordance with their best judgment on any other matter which may properly come before the Meeting.

         Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.

         The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

         The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1997, accompanies but does not constitute part of this Proxy Statement.

                         VOTING SHARES AND VOTING RIGHTS

         Only holders of record of Common Stock at the close of business on April 6, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 2,049,103 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class I nominees to the Board of Directors. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. An abstention or a non-vote will have the effect of a vote against the appointment.

                              ELECTION OF DIRECTORS

ELECTION PROCEDURES; TERM OF OFFICE

        The Board of Directors currently consists of fourteen directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes; Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the current Class II and Class III directors expire at the annual meetings of shareholders in 1999 and 2000, respectively. The four Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2001.

        The Board of Directors has nominated Knox W. Askins, Albert D. Fields, Ken Strum and L. D. Wright for election as Class I directors at the Meeting. Messrs. Askins, Fields, Strum and Wright are currently serving as Class I directors.

         The Class I nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld for one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

         Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

        The following table sets forth certain information with respect to each nominee for election as a director of the Company.

NAME                                        POSITION                         AGE
----                                        --------                         ---
Knox W. Askins     Class I Director of the Company                           60
Albert D. Fields   Class I Director and Treasurer of the Company             47
Ken Strum          Class I Director of the Company                           64
L. D. Wright       Class I Director, Chief Executive Officer and President
                   of the Company                                            51

        KNOX W. ASKINS. Mr. Askins has been a director of Bayshore National Bank (the "Bank") since 1967. He became a director of the Company when it was formed in 1982. He serves as a member of the Bank's Audit Committee, Asset/Liability Committee and the Watchlist Committee. Mr. Askins also serves on the Company's Audit Committee. Mr. Askins is the President of Askins & Armstrong, P.C., where he has been practicing law since 1965. He received a B.A. in General Studies from the University of Houston and his Juris Doctorate from the University of Houston Law Center.

        ALBERT D. FIELDS. Mr. Fields has been employed by the Bank since 1978. He became a director of the Company in 1982, a director of the Bank in 1984 and was promoted to President of the Bank in 1985. He was named Treasurer of the Company in 1982. Mr. Fields began his banking career at American Bank in Odessa, Texas in 1972. Next, he worked for Allied Merchants Bank in Port Arthur, Texas from 1976 to 1978, serving as Assistant Comptroller, and was then promoted to Vice President in 1977. He has a B.B.A. from the Southwest Texas State University. In addition, he is a graduate of the School of Banking of the South at Louisiana State University, as well as the National Commercial Lending School at the University of Oklahoma.

        KEN STRUM. Mr. Strum became a director of the Bank in 1980 and a director of the Company in 1988. He is the Chairman of the Bank's Directors' Loan Committee, and also serves on the Bank's Internal Loan Committee. Mr. Strum is the President and owner of Ken Strum Insurance Agency, Inc., which he founded in 1972. He received a B.B.A. from the University of Mississippi.

        L. D. WRIGHT. Mr. Wright joined the Bank in 1987 as the Chief Executive Officer and as a director of both the Company and the Bank. His banking career began in 1966 at Irwin Union Bank and Trust Company in Columbus, Indiana, where he served as the Credit Card Manager. Next, Mr. Wright served as Vice President and Manager of Retail Banking at First Galesburg National Bank, Galesburg, Illinois, in 1972, and was promoted to Senior Vice President and Manager of the Lending Division in 1977. Next, Mr. Wright served as President and Chief Executive Officer of First City Bank - Almeda Genoa in 1982, and was promoted to Cluster Manager/President and Chief Executive Officer of First City Bank - Almeda Genoa in 1987, where he was responsible for the supervision of six banks with total assets of $350 million. He attended Vincennes University and graduated from the Stonier Graduate School of Banking at Rutgers University.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's Class II and III directors, whose terms of office do not expire at the Meeting, and certain officers of the Company (other than Messrs. Askins, Fields, Strum and Wright):

NAME                                         POSITION                       AGE
----                                         --------                       ---
Emery Farkas             Class II Director of the Company and the Bank       74
Eddie V. Gray            Class III Director of the Company and the Bank      62
W.E. Gwaltney, Jr.       Class III Director of the Company and the Bank      71
Doug Latimer             Chairman of the Board of the Company and the
                         Bank, Class III Director                            55
Kim E. Love              Controller of the Company and Chief Financial       38
                             Officer of the Bank
Jay Marks                Class III Director of the Company and the Bank      74
L.H. McKey               Class II Director of the Company and the Bank       72
Harold P. Pfeiffer       Senior Advisory Director of the Company and the
                         Bank                                                75
Lindsay R. Pfeiffer      Vice Chairman of the Board of the Company and
                         the Bank, Class III Director                        48
James N. Wallace         Class III Director of the Company and the Bank      56
Ruede M. Wheeler, D.D.S. Class II Director of the Company and the Bank       64
Alice W. Worthington     Executive Vice President and Secretary of the       44
                             Company, Chief Operating Officer of the Bank and Class II Director of the Company and the Bank

        EMERY FARKAS. Mr. Farkas has been a director of the Bank since 1967. He became a director of the Company when it was formed in 1982. Mr. Farkas serves as the Chairman of the Audit Committee of the Company and the Bank. He also serves on the Bank's Asset/Liability Committee and the Watchlist Committee and on the Company's Compliance Committee. Mr. Farkas owned and operated a local pharmacy in the La Porte area from 1955 until 1983. From 1983 to 1990, he was an independent pharmaceutical consultant. Since 1990, he has served as the Chief Pharmacist in Charge/Consultant for Surgicare of Pasadena, Texas, the Texas Institute of Surgery, and San Jacinto Methodist Hospital. He received a B.S. in Pharmacy from the University of Houston, and attended medical school at the University of Masaryk in Brno, Czechoslovakia.

        EDDIE V. GRAY. Mr. Gray became a director of both the Company and the Bank in 1991. He has been a member of the Bank's Directors' Loan Committee for five years. Mr. Gray is the owner of Gray Enterprises, a real estate development company. He received a B.S. in Geology and an M.S. in Geology from Texas A&M University. He is very active in the Baytown area, where he is a member of Rotary and the Goose Creek Stream Greenbelt Development Committee. Mr. Gray was honored in 1996 as the Citizen of the Year by the Baytown Sun and as the Exxon Refiner of the Year. Additionally, in January of 1998, Mr. Gray was honored with the dedication of the Eddie V. Gray Wetlands Education and Recreation Center in Baytown, Texas.

        W.E. GWALTNEY, JR. Mr. Gwaltney has been a director of the Bank since 1973. He became a director of the Company when it was formed in 1982. He serves as Chairman of the Bank's Asset/Liability Committee, and also serves on the Bank's Executive Committee, the Company's Audit Committee and the Company's Compensation Committee. Mr. Gwaltney retired as President and 50% owner of Tex-A-Mation Engineering, Inc. in 1987. He currently serves as the managing partner of GMS Enterprises. Mr. Gwaltney received a B.S. in Mechanical Engineering from the University of Houston, and is a Registered Professional Engineer.

        DOUG LATIMER. Mr. Latimer became a director of both the Company and the Bank in 1989. In June of 1997, he was elected Chairman of the Board of both the Company and the Bank. He also serves on the Bank's Loan Committee, Internal Credit Review Committee and Watchlist Committee, and on the Company's Compensation Committee. In addition, he is the Chairman of the Bank's Executive Committee. Mr. Latimer is the President and owner of Mechanical Repair & Engineering, Inc., a specialty machine shop which he formed in 1974. He received a B.S. in Mechanical Engineering from Louisiana State University, and an M.B.A. from the University of Houston.

        KIM E. LOVE, CPA. Ms. Love joined the Bank in 1989 as Cashier. She was promoted to Chief Financial Officer of the Bank in 1992. In addition, she serves as Controller of the Company. Ms. Love began her banking career in 1977 at First City Bank - Bellaire. She was promoted to Vice President and Cashier in 1984. Next, Ms. Love was the Cashier at Charter National Bank - Westheimer from 1984 through 1986. She has a B.S. in Accounting from Virginia Commonwealth University, where she graduated Magna Cum Laude.

        JAY MARKS. Mr. Marks is one of the original founders of the Bank. He has been a director of the Bank since 1965. He became a director of the Company when it was formed in 1982. Mr. Marks is a member of the Bank's Executive Committee and the Company's Compensation Committee. He is the President and owner of Jay Marks Investment Co., which owns and operates several car dealerships.

        L.H. MCKEY. Mr. McKey has been a director of the Bank since 1979. He became a director of the Company when it was formed in 1982. Mr. McKey owns a working ranch in Liberty, Texas and is owner of McKey Enterprises, a heavy equipment and commercial property business. He is also a member of the Trinity Valley Expedition Board in Liberty.

        HAROLD P. PFEIFFER. Mr. Pfeiffer is one of the original founders of the Bank. He served as a director of the Bank from 1965 until 1997. He became a director of the Company when it was formed in 1982. In June of 1997, Mr. Pfeiffer stepped down as Chairman of the Board after 23 years, and became a Senior Advisory Director. He currently serves on the Bank's Audit Committee, Asset/Liability Committee and Director's Watchlist Committee, as well as the Bank's Executive Committee. Mr. Pfeiffer is a native resident of La Porte, and served on the city council from 1954 to 1958, and as mayor of La Porte from 1958 to 1970. He is retired from Pfeiffer & Son, an electrical contracting company which his father started in 1921.

        LINDSAY R. PFEIFFER. Mr. Pfeiffer has been an Advisory Director of the Bank since 1990. He was elected Vice Chairman of the Board of both the Company and the Bank in June, 1997, when his father, Harold Pfeiffer, retired as Chairman of the Board. Mr. Pfeiffer serves on the Bank's Loan Committee, Watchlist Committee, Internal Credit Review Committee and Asset/Liability Committee and on the Compensation Committee of the Company. In addition, he is Vice Chairman of the Bank's Executive Committee. He is the President of Pfeiffer & Son, an electrical contracting company, where he has worked since 1973. Mr. Pfeiffer received a B.A. in Business Administration from the University of Texas, and an A.S. in Electrical Technology from San Jacinto College.

        JAMES N. WALLACE. Mr. Wallace became a director of both the Company and the Bank in 1990. He is Co-Chairman of the Internal Credit Review Committee, and also serves on the Bank's Directors' Loan Committee, Internal Credit Review Committee and Watchlist Committee and on the Company's Compensation Committee. In addition, he is a member of the Bank's Executive Committee. Mr. Wallace is the Chairman of Bayou Properties Co., a commercial real estate development firm, where he has worked since 1976. He received a B.S. in Education from Southwest Texas University and an M.A. from Southwest Texas University.

        RUEDE M. WHEELER, D.D.S.. Dr. Wheeler has been a director of the Bank since 1977. He became a director of the Company when it was formed in 1982. He is the Co-Chairman of the Bank's Internal Credit Review Committee, and also serves on the Bank's Directors' Loan Committee. He has been practicing general dentistry since 1962. Dr. Wheeler received a B.S. from Texas A&M University, and a Doctor of Dental Sciences from the University of Texas.

        ALICE W. WORTHINGTON. Mrs. Worthington joined the Bank in 1992 as Executive Vice President and Chief Operating Officer, and became a director of both the Company and the Bank. In addition, she serves as the Executive Vice President and Secretary for the Company. In banking since 1974, Mrs. Worthington worked for First City Bank from 1975 through June, 1992. She was promoted to Vice President and Cashier, First City Bank -Almeda Genoa in 1981, and then to Senior Vice President and Chief Financial Officer in 1986. Next, Mrs. Worthington was the Senior Vice President and Cashier of First City Bank -Windsor Park in San Antonio, Texas for a period until transferring to First City Bank -Highland Village, Houston, Texas as Senior Vice President and Chief Financial Officer in 1987.

OPERATION OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company held thirteen meetings during 1997. There were two Directors who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

        The Board of Directors has established Audit and Compensation Committees. The Audit Committee reviews the general scope of the audit conducted by the Company's independent auditors and matters relating to the Company's internal control systems. In performing its function, the Audit Committee meets separately with representatives of the Company's independent auditors and with representatives of senior management. During 1997, the Audit Committee held nine meetings. The Audit Committee is composed of Messrs. Farkas (Chairman), Askins and Gwaltney, each of whom is an outside director.

        The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plans and makes recommendations to the Board of Directors as to option grants to Company employees under such plans. During 1997, the Compensation Committee held ten meetings. The Compensation Committee is comprised of Messrs. Latimer, Jay Marks, Gwaltney, Wallace and Lindsay Pfeiffer, each of whom is an outside director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Prior to the formation of the Compensation Committee in 1997, matters related to compensation, employee benefits and stock options were considered by the Executive Committee of the Bank, which included Messrs. Latimer, Jay Marks, Gwaltney, Wallace, Lindsay Pfeiffer, Wright and Harold Pfeiffer. As a member of this committee, Mr. Wright participated in determinations as to compensation and grants of stock options to executive officers, including himself. Final determination regarding compensation and stock options was made by the Board of Directors of the Bank.

DIRECTOR COMPENSATION

        Directors of the Company do not receive any fees for attending Company Board meetings. Directors of the Bank receive a fee of $500 for each meeting of the Bank's Board of Directors attended. Fees are not paid for committee meetings.

                           EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officer of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal year ended December 31, 1997:

                                                              Value of     Securities   All Other
NAME AND PRINCIPAL                            Other Annual     Options     Underlying  Compensation
POSITION             Year    Salary   Bonus   Compensation     Granted     Options(#)      (1)
------------------- -------  -------- ------- -------------  ------------  ----------  -------------
L. D. Wright, Chief  1997  $ 165,000  $54,000   $50,237 (2)  $249,248 (3)    $35,411       $    879
    Executive
Officer of the       1996    156,000  52,500     51,583       110,868         18,478          3,120
Company and the Bank

Albert D. Fields,
Treasurer of the     1997  $ 108,000  $20,000   $     -      $      -        $     -       $  1,047
Company and
President of the     1996     97,500  11,375        850             -              -          1,950
Bank

--------------------------------------------------------
(1) Consists of contributions by the Company to the Company's
      401(k) Plan.

(2) Includes $36,000 as the fair market value of Common Stock issued to Mr. Wright pursuant to the Bay Bancshares, Inc. 1993 Phantom Stock Plan ("Phantom Plan") and $7,937 received by Mr. Wright as dividends on the shares of phantom stock granted under the Phantom Plan.

(3) Consists of shares of phantom stock granted under the Phantom Plan. As of December 31, 1997, Mr. Wright held options for 66,630 shares of phantom stock under the Phantom Plan, and the estimated value of these shares was
     $1,315,943.   At December 31, 1997, 39,538 of these shares were vested with each grant vesting over a three year period. Mr. Wright receives dividends on the shares of phantom stock granted to him under the Phantom Plan.

STOCK OPTION PLANS

        The Company has outstanding options to purchase 34,100 shares of Common Stock issued pursuant to an incentive stock option plan approved by shareholders in 1997 (the "1997 Stock Option Plan"). The 1997 Stock Option Plan authorizes the issuance of options for up to 150,000 shares of Common Stock. Under the 1997 Stock Option Plan, the vesting of options is governed by individual option agreements. Each of the option agreements currently outstanding provides that 20% of the options granted vest immediately following the date of grant and an additional 20% each year thereafter. Options granted under the 1997 Stock Option Plan generally must be exercised within 10 years following the date of grant. The fair market value of stock options is based on trades in the Common Stock and on an appraisal from an independent investment banking firm.

        The Company's Board of Directors and shareholders approved a new stock option plan in 1997 (the "1997 Incentive Plan") which authorizes the issuance of up to 1,000,000 shares of Common Stock under both "non-qualified" and "incentive stock" options to employees and "non-qualified" stock options to directors who are not employees. Generally, under the 1997 Incentive Plan it is intended that the options will vest 60% at the end of the third year following the date of grant and an additional 20% at the end of each of the two following years; however, an individual option may vest as much as 20% at the end of the first or second year following the date of grant if necessary to maximize the "incentive" tax treatment to the optionee for the particular option being granted. Options under the 1997 Incentive Plan generally must be exercised within 10 years following the date of grant or no later than three months after an optionee's termination with the Company, if earlier. No options have been granted under the 1997 Incentive Plan.

        In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option-pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. However, it does not require the fair value based method to be adopted but a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, ("APB 25") and related Interpretations, and, accordingly, will in its annual reporting provide the pro forma disclosures of net income and earnings per share.

OPTION GRANTS DURING 1997

        The following table sets forth certain information concerning the number and value of stock options granted in fiscal 1997 to each of the named executive officers:



                                   % of
                                     Total
                      Number of    Options
                      Securities   Granted              Fair
                      Underlying     to      Exercise  Market
                       Options     Employees of Base  at Value
Name and Principal     Granted     in Fiscal  Price    Date of  Expiration
Position                 (#)        Year     ($/Sh)    Grant      Date
--------------------------------   --------  -------  --------  --------

L. D. Wright, Chief    35,411   (1) 100%     $0.00     $7.05    10 Years
Executive Officer
of the Company and the
Bank

Albert D. Fields,
Treasurer of the        5,000       100%     $7.05     $7.05    10 Years
Company and
President of the Bank

-------------------------------------------
(1) Represents options granted under the Phantom Plan.

STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

        The following table sets forth certain information concerning stock options exercised during fiscal 1997 and the number and value of unexercised options held by each of the named executive officers at December 31, 1997:

                                                       Number of
                        Number of                Securities Underlying       Value of Unexercised
                         Shares        Dollar    Unexercised Options at     In-the-Money Options at
                      Acquired Upon    Value       December 31, 1997          December 31, 1997 (2)
                         Option       Realized   -----------------------    -----------------------
Name                    Exercise        (1)      Exercisable Unexercisable  Exercisable Unexercisable
------------------------------------  ---------  ----------- -----------    ----------- -----------
L. D. Wright ..........6,000         $42,300         39,538    27,092         $502,133     $344,068

Albert D. Fields ......    0            --            1,000     4,000           12,700       50,800
------------------------------------

(1) Market value of the underlying securities at exercise date, minus the exercise price.
(2) Market value of the underlying securities at December 31, 1997, minus the exercise price.

BENEFIT PLAN

        The Company has established a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "Benefit Plan"). The Company has hired the Hand Group to serve as the Benefit Plan administrator and investment advisor. Each year the Company determines, in its discretion, the amount of matching contributions. The Company has elected to match 50% of employee contributions not to exceed 3% of the employee's annual compensation. Total Benefit Plan expense charged to the Company's operations for 1997, 1996 and 1995 were approximately $58,000, $27,000 and $24,000, respectively. In addition, the Company elected to allow employees to invest the matching portion in shares of Common Stock.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
              MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997, (i) each director and executive officer of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and
(iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person, and the address of each shareholder is the same as the address of the Company.

                                             Percentage
                            Number           Beneficially
Name                       of Shares           Owned
-------------------------- ----------        ------------
Knox W. Askins                 8,402           0.41%
Emery Farkas                  28,203           1.38%
Albert D. Fields              11,229  (1)      0.55%
Eddie V. Gray                 29,321  (2)      1.43%
W.E. Gwaltney, Jr.           143,343  (3)      7.00%
Doug Latimer                  83,563  (4)      4.08%
Kim E. Love                    2,850  (5)      0.14%
Jay Marks                     87,283  (6)      4.26%
L.H. McKey                    65,620           3.20%
Harold P. Pfeiffer           149,615           7.30%
Lindsay R. Pfeiffer           39,470  (7)      1.93%
Ken Strum                     25,051  (8)      1.22%
James N. Wallace              36,667           1.79%
Ruede M. Wheeler, D.D.S.      43,713  (9)      2.13%
Alice W. Worthington           1,250  (10)     0.06%
L. D. Wright                 126,071  (11)     6.15%
-----------------------------------------------------

(1) Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Option Plan.

(2) Includes 26,797 shares held of record by Grayco Development Co.

(3) Consists of 143,343 shares held of record by Gwaltney Interests, Limited, a Texas limited partnership.

(4) Consists of 83,563 shares held of record by Douglas and Margaret Latimer Family Trust.

(5) Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Option Plan.

(6) Consists of 87,283 shares held of record by JLSF Marks Investments, Limited, a Texas limited partnership.

(7) Includes 17,525 shares held of record by Pfeiffer & Sons, Inc., of which Lindsay Pfeiffer is President, 1,203 shares held of record by the Katy Knox Education Trust, 1,203 shares held of record by the Nicholas Riley Education Trust, 1,203 shares held of record by the Noah Riley Education Trust, 1,203 shares held of record by the Jessica Bullock Education Trust, 1,203 shares held of record by the Christopher Bullock Education Trust, 1,203 shares held of record by the Charles Pfeiffer Education Trust, 1,203 shares held of record by the Joseph Pfeiffer Education Trust, 1,203 shares held of record by the Jonathan Pfeiffer Education Trust, 1,203 shares held of record by the Philip Shane Paschal Education Trust, 1,203 shares held of record by the Charles Wayne Paschal Education Trust, 203 shares held of record by the Philip Pfeiffer, Jr. Education Trust and 203 shares held of record by the Shannon Pfeiffer Education Trust. Lindsay Pfeiffer is the co-trustee of each of these education trusts and has shared voting and investment power with respect to the shares of Common Stock held by these trusts.

(8) Includes 2,245 shares held of record by Ken Strum Insurance Agency, Inc.

(9) Includes 11,044 shares held of record by the Ruede Wheeler, DDS, Inc. Profit Sharing Trust, 2,000 shares held of record by Ruede Wheeler, DDS, Inc., 450 shares held of record by the Ruede Wheeler, IRA and 450 shares held of record by the Charlcya Wheeler IRA.

(10)Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Option Plan.

(11) Includes 39,538 shares which may be acquired pursuant to the Phantom Plan.

                                PERFORMANCE GRAPH

        The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from November 6, 1997, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 1997, with S & P 500 Composite Index and the PHIL KBW Banks Index.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                                           11/6/97  12/31/97
                            ---------------------------------
                            BAYB           $100.00   $115.63
                            ---------------------------------
                            S&P 500        $100.00   $103.45
                            ---------------------------------
                            Bank Stocks    $100.00   $104.28
                            ---------------------------------


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1997, all
Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than ten-percent Shareholders were complied with exception that Eddie V. Gray, Doug Latimer, Ruede M. Wheeler and Larry D. Wright were late in filing their initial report of beneficial ownership on Form 3, which was due on the effective day following the initial public offering.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998. Grant Thornton LLP has served as the Company's independent audit firm continuously for five years. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Grant Thornton LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

                SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING
                                 OF SHAREHOLDERS

        Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive office by December 28, 1998, in order for such proposals to be included in the Company's proxy statement and form of proxy for such meeting. Shareholders submitting such proposals are requested to address them to the Secretary of the Company at 1001 Highway 146 South, La Porte, Texas 77571.

                                  OTHER MATTERS

        The Board of Directors does not intend to bring any other matter before the Meeting. Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company's Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with. Accordingly, no other matter is expected to be brought before the Meeting. However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

        You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                             By order of the Board of Directors,

                                               /s/ L. D. WRIGHT

                                               L. D. Wright
                                               Chief Executive Officer

                              FRONT SIDE OF PROXY
--------------------------------------------------------------------------------

   REVOCABLE PROXY          BAY BANCSHARES, INC.

                1998 ANNUAL MEETING OF SHAREHOLDERS -- MAY 27, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The 1998 Annual Meeting of Shareholders of Bay Bancshares, Inc. (the "Company") will be held at 1001 Highway 146 South, La Porte, Texas on Wednesday, May 27, 1998, beginning at 1:30 p.m. (local time). The undersigned hereby acknowledges receipt of the related notice of the 1998 Annual Meeting of Shareholders and Proxy Statement dated April 27, 1998 accompanying this proxy.

       The undersigned hereby appoints Doug Latimer and Lindsay R. Pfeiffer each of them, with or without the other, as attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, $1.00 par value per share, of the Company which the undersigned is to vote, and otherwise to act on behalf of the undersigned at the 1998 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

       This proxy is solicited on behalf of the Board of Directors of the Company and will be noted for the following proposals unless otherwise indicated.

  1.  ELECTION OF DIRECTORS             [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
                                        (except as marked to the contrary         to vote for all nominees listed
                                        below)                                    below

      Nominees are Knox W. Askins, Albert D. Fields, Ken Strum and L. D. Wright.

      (INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through the name of such nominee in the list above.)

      __________________________________________________________________________

      2. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                             (CONTINUED FROM OTHER SIDE)
--------------------------------------------------------------------------------

                               BACK SIDE OF PROXY
--------------------------------------------------------------------------------

     This proxy will be voted as directed. If no direction is made, this proxy will be voted FOR the election of all nominees for directors named herein to serve on the Board of Directors until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified, and FOR the ratification of the appointment of Grant Thornton LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998.

     Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

                                 Dated: _________________________________ , 1998

                                 _______________________________________________

                                 _______________________________________________
                                            Signature(s) of shareholder(s)

      PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                     ENVELOPE.
--------------------------------------------------------------------------------